UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 23, 2008
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
          On January 23, 2008, Del Monte Corporation, a wholly-owned subsidiary of Del Monte Foods Company, entered into an Amended and Restated Supply Agreement (“Amended Agreement”) with Impress Group, B.V., a Dutch Corporation (“Impress”), to amend and extend the term of the Supply Agreement between Impress Metal Packaging Holdings, B.V. and H.J. Heinz Company dated as of August 13, 2000 which was assigned to Del Monte Corporation by Heinz in connection with Del Monte Foods Company’s December 20, 2002 acquisition of certain former Heinz businesses. The Supply Agreement was previously amended by Del Monte Corporation and Impress by Letter Agreement dated as of December 9, 2003 (such Supply Agreement, as assigned and previously amended, the “Original Agreement”).
          The Original Agreement granted Impress the exclusive right, subject to specified exceptions, to supply metal cans and ends at those Del Monte Corporation facilities identified in the Original Agreement (which facilities primarily related to the packaging of Del Monte Corporation’s pet food and seafood products). The Original Agreement included minimum volume purchase requirements and guaranteed minimum financial returns to Impress. The Original Agreement was scheduled to expire in accordance with its terms on August 14, 2010.
          The Amended Agreement, which was effective as of January 1, 2008, provides Impress with the exclusive right, subject to specified exceptions, to supply metal cans and ends for Del Monte Corporation’s current pet and seafood businesses at the facilities identified in the Amended Agreement until December 31, 2015. The Amended Agreement provides for the same minimum volume purchase requirements and guaranteed minimum financial returns to Impress as under the Original Agreement until August 14, 2010 (the scheduled expiration of the Original Agreement), but does not include such minimum volume purchase requirements or guaranteed minimum financial returns after such date. Impress, as the sole supplier of cans and ends to these Del Monte Corporation facilities, is required to maintain a specified minimum capacity to supply such cans and ends. In addition, under the terms of the Amended Agreement, Del Monte Corporation may be required in some circumstances to reimburse Impress for expenses incurred for plant shutdown or relocation as well as capital investments for the development of new products.
          The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 to this Report and is incorporated herein by this reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
          The following exhibit is filed with this Current Report on Form 8-K:

Exhibit	Description

†10.1	Amended and Restated Supply Agreement between Impress Group, B.V. and Del Monte Corporation dated January 23, 2008

†	Confidential treatment has been requested as to portions of the exhibit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: January 28, 2008	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

†10.1	Amended and Restated Supply Agreement between Impress Group, B.V. and Del Monte Corporation dated January 23, 2008

†	Confidential treatment has been requested as to portions of the exhibit.

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